As filed with the Securities and Exchange Commission on June 7, 2010
Registration No. 333-166842

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact name of Registrant as specified in its charter)

Minnesota
(State or other jurisdiction
of incorporation or organization)
41-0901840
(I.R.S. Employer
Identification No.)
Hutchinson Technology Incorporated
40 West Highland Park Drive, NE
Hutchinson, Minnesota 55350
(320) 587-3797
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Steven L. Polacek
Senior Vice President and Chief Financial Officer
Hutchinson Technology Incorporated
40 West Highland Park Drive, NE
Hutchinson, Minnesota 55350
(320) 587-3797
(Name, address, including zip code, and
telephone number, including area code, of agent for service)
With a copy to:
Sonia A. Shewchuk
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of each Class of	to be	Price Per	Offering	Registration
Securities to be Registered (1)	Registered (2)	Unit	Price (3)	Fee (4)
Debt Securities, Common Stock, par value $.01 per share (5), and Securities Warrants	$250,000,000	(6)	$250,000,000	$17,825

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	Includes (i) such indeterminate principal amount of Debt Securities as may from time to time be issued at indeterminate prices, plus such indeterminate principal amount of Debt Securities as may be issued upon exercise of Securities Warrants registered hereunder; (ii) such indeterminate number of shares of Common Stock as may be issued from time to time at indeterminate prices, plus such indeterminate number of shares of Common Stock as may be issued in exchange for, or upon conversion of, Debt Securities or exercise of Securities Warrants registered hereunder; and (iii) such indeterminate number of Securities Warrants as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. In no event will the aggregate initial offering price of the securities issued under this registration statement exceed the amount registered above. No separate consideration will be received for Debt Securities or Common Stock that are issued upon conversion or exchange of Debt Securities or exercise of Securities Warrants.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Associated with the Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(6)	Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities registered hereunder.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
HUTCHINSON TECHNOLOGY INCORPORATED
$250,000,000
40 West Highland Park Drive, NE
Hutchinson, Minnesota 55350
320-587-3797
Debt Securities
Common Stock
Securities Warrants

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Shares of our common stock, par value $.01 per share, are traded on the NASDAQ Global Select Market under the symbol “HTCH.”

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, common stock and securities warrants in one or more offerings up to an aggregate initial offering price of $250,000,000.
     This prospectus provides you with a general description of the debt securities, common stock and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
     When we refer to “HTI,” “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company” and “Ratio of Earnings to Fixed Charges,” we mean Hutchinson Technology Incorporated and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Hutchinson Technology Incorporated unless the context indicates otherwise.
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
     The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus (and all filings we make under the Exchange Act following the date of the amendment to the registration statement that contains this prospectus but prior to the effectiveness of such registration statement) and prior to the time that we sell all the securities offered by this prospectus (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):
•	Annual Report on Form 10-K for the fiscal year ended September 27, 2009, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2010 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2009 and March 28, 2010;

•	Current Reports on Form 8-K filed on October 15, 2009, March 4, 2010, March 25, 2010, May 13, 2010 and June 3, 2010;

•	the description of our common stock contained in our Registration Statement on Form 8-A dated June 9, 1986, as amended by Amendment No. 1 on Form 8-A/ A dated January 22, 1999, and any amendment or report filed for the purpose of updating that description; and

•	the description of our common share purchase rights contained in our Registration Statement on Form 8-A dated July 19, 2000, and any amendment or report filed for the purpose of updating that description.
     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
Hutchinson Technology Incorporated
Attention: Investor Relations
40 West Highland Park Drive, NE
Hutchinson, Minnesota 55350
Phone: 800-689-0755
     You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.
THE COMPANY
     HTI is a global technology leader committed to creating value by developing solutions to critical customer problems. Our company’s Disk Drive Components Division is a leading worldwide supplier of suspension assemblies for disk drives. Our company’s BioMeasurement Division is focused on bringing to the market new technologies and products that provide information clinicians can use to improve the quality of health care and reduce costs. We maintain an Internet web site at www.htch.com. No information contained on our web site is incorporated by reference into this prospectus.

USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and may be used to:
•	meet our working capital requirements;

•	fund capital expenditures; and

•	refinance debt.
Until the net proceeds from the sale of the offered securities have been used, we may invest them temporarily in interest-bearing obligations.
RATIO OF EARNINGS TO FIXED CHARGES

Six Months
Fiscal Year Ended					Ended
September	September	September	September	September	March 28,
25, 2005	24, 2006	30, 2007	28, 2008	27, 2009	2010
10.3x	1.9x	(A)	(A)	(A)	(A)

(A)	Due to insufficient earnings in the fiscal year ended September 30, 2007 and losses in the fiscal years ended September 28, 2008 and September 27, 2009 and the six months ended March 28, 2010, the ratio coverage was less than 1:1 for those periods. We would have needed to generate additional earnings of $17.7 million, $45.1 million, $167.2 million and $14.9 million, respectively, in order to cover the fixed charges in those periods.
     The ratio of earnings to fixed charges is calculated as follows:

(earnings) (fixed charges)
     For purposes of calculating the ratios, earnings (loss) consist of:
•	pre-tax income (loss) from continuing operations;

•	amortization of capitalized interest; and

•	fixed charges,
and exclude capitalized interest.
     For purposes of calculating the ratios, fixed charges consist of:
•	interest on debt, both expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness; and

•	the estimated interest included in rental expense.
DESCRIPTION OF DEBT SECURITIES
     This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
     The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.
     We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of each of these indentures as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
     The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)
     The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below.
     The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
     Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:
•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:
o	the interest rate on the debt securities or the method by which the interest rate may be determined;

o	the date from which interest will accrue;

o	the record and interest payment dates for the debt securities; and

o	the first interest payment date;
•	the place or places where:
o	we can make payments on the debt securities;

o	the debt securities can be surrendered for registration of transfer or exchange; and

o	notices and demands can be given to us relating to the debt securities and under the applicable indenture;
•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock and, if so, the terms and conditions of any such conversion;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the trustee, security registrar and paying agent for the debt securities;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities; and

•	any other terms of the debt securities.
When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)
Exchange and Transfer
     Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)
     We will not be required to:
•	register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)
Interest and Principal Payments
     Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”

     Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)
     Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.
     Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
     Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
•	by check mailed to the address of the person entitled to payment as shown on the security register; or

•	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)
Payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.
Redemption and Repayment of Debt Securities
     Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities will not be subject to any sinking fund.
     A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
     Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
     Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
     For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:
•	the debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed; or

•	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.
     Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
     If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
     We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or integral multiples of $1,000 in excess thereof.

Consolidation, Merger or Sale
     Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists. (Section 801)
     If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802)
Modification and Waiver
     Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

•	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)
     Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

     In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501)
     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Sections 502, 513)
     Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. (Section 1005) The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)
     Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

     The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment.
Defeasance
     Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:
•	we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)
     When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)
     In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)
     Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect. (Section 1501)
     If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)
Subordination
     The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
•	indebtedness evidenced by our 3.25% Convertible Subordinated Notes due 2026;

•	any liability for federal, state, local or other taxes owed or owing by us;

•	our indebtedness to any of our subsidiaries;

•	our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

•	any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.
     If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1601 of the subordinated indenture)
     If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:
•	the holders of subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
     If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1601 of the subordinated indenture)
     Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
     We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts
     Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
     We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and The Bank of New York Mellon will act as depositary for Euroclear. We will refer to Citibank, N.A. and The Bank of New York Mellon in these capacities as the “U.S. Depositaries.” Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
     Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
     We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
     DTC has advised us that its current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
     DTC
     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
     We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
     Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing

Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
     DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
     DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
     Clearstream
     Clearstream has advised us that it is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
     Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
     Euroclear
     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
     Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
     Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
     Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
     If any offered debt securities are convertible into common stock at the option of the holders or exchangeable for common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Notices
     Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.
Governing Law
     The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF COMMON STOCK
     This section describes the general terms of our common stock. Our common stock may be offered directly or in connection with the conversion, exchange or exercise of debt securities or securities warrants. We have filed our amended and restated articles of incorporation, our restated bylaws and our share rights agreement as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated articles of incorporation, our restated bylaws and our share rights agreement for additional information before you buy any common stock or any securities which may be exercised or exchangeable for or converted into common stock.
General
     Shares Outstanding. Our authorized common stock is 100,000,000 shares, of which 23,362,468 shares were issued and outstanding as of May 10, 2010.
     Dividends. Holders of common stock may receive dividends when declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. However, we presently intend to retain any earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future.
     Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our shareholders. Each holder of common stock is entitled to one vote per share. Holders of common stock may not cumulate their votes when voting for directors, which means that a holder cannot cast more than one vote per share for each director.
     Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any remaining assets able to be distributed to our shareholders. Holders of common stock have no preemptive rights. This means that the holders of common stock have no right to buy any portion of securities we may issue in the future. Each share of common stock includes a right to purchase additional shares of common stock if the conditions discussed below under the heading “— Rights Agreement” occur.
     Listing. Our outstanding shares of common stock are traded on the NASDAQ Global Select Market under the symbol “HTCH.” Wells Fargo Bank, N.A. serves as the transfer agent and registrar for our common stock.
     Fully Paid. Our outstanding shares of common stock are fully paid and nonassessable. This means that the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Anti-Takeover Provisions Contained in Our Articles of Incorporation and Bylaws
     Certain provisions of our amended and restated articles of incorporation may make it less likely that someone would acquire voting control of our company without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock.
     Fair Price Provision. Our amended and restated articles of incorporation prohibit certain transactions between our company and direct and indirect owners of 20% or more of our voting stock, which we will refer to as “interested shareholders,” unless those transactions are approved by holders of at least two-thirds of the voting power of our outstanding voting stock. This two-thirds approval is in addition to any approval required by law. Transactions requiring the two-thirds approval include:
•	consolidations, mergers or sales or dispositions of all or substantially all of our assets involving an interested shareholder;

•	liquidations or dissolutions of our company at the time we have an interested shareholder; and

•	certain other specified transactions involving such interested shareholder.
However, the two-thirds approval is not required under our amended and restated articles of incorporation if such transaction or action is first approved by the greater of:
•	two-thirds of our directors (other than such interested shareholder or related parties) who were members of our board of directors on May 15, 1983, or immediately prior to the time such shareholder became the beneficial owner of 20% or more of our common stock; or

•	two such directors.
Holders of at least two-thirds of our outstanding voting stock must approve a proposal to amend these provisions of our amended and restated articles of incorporation.
     Nomination Procedures. Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our governance and nominating committee. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must also include certain information regarding the shareholder making the submission, including a description of all securities or contracts with a value derived in whole or in part from the value of any shares of our company’s common stock held by the shareholder or to which the shareholder is a party and a description of any material relationships between the shareholder and the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our restated bylaws, any applicable rules and regulations of the SEC and any applicable laws.
     Shareholder-Proposal Procedures. Shareholders can propose that business other than nominations to our board of directors be considered at an annual meeting of shareholders only if a shareholder follows the advance-notice procedures described in our restated bylaws.
Anti-Takeover Provisions of the Minnesota Business Corporation Act
     Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our voting stock from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party and certain tender offers or exchange offers approved in advance by a disinterested board committee, resulting in the beneficial ownership of 20% or more of the voting power of our then outstanding stock. Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisitions by a vote of our shareholders holding a majority of the voting power of our outstanding shares and a majority of the voting power of our outstanding shares that are not held by the acquiring person, our officers or those non-officer employees, if any, who are also our directors. Similar voting requirements are imposed for acquisitions resulting in beneficial ownership of 33 1/3% or more or a majority of the voting power of our then outstanding stock. In general, shares acquired without this approval are denied voting rights in excess of the 20%, 33 1/3% or 50% thresholds and, to that extent, can be called for redemption at their then fair market value by us within 30 days after the acquiring person has failed to deliver a timely information statement to us or the date our shareholders voted not to grant voting rights to the acquiring person’s shares.
     Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board of directors before the time the interested shareholder crosses the 10% stock ownership threshold.
     Section 302A.675 of the Minnesota Business Corporation Act generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.
Rights Agreement
     Each share of our common stock currently outstanding or to be issued in the future, including those that may be issued in an offering under this prospectus or upon the conversion, exchange or exercise of other securities offered under this prospectus, carries with it one common share purchase right. Each right entitles the registered holder to purchase from us one-tenth of a share of common stock at a purchase price of $10 per one-tenth share of common stock, subject to adjustment.
     Until the distribution date for the rights, they will be evidenced by certificates representing shares of common stock and will be transferred only with the shares of common stock. The rights will separate from the shares of common stock and a distribution date for the rights will occur upon the earlier of the following (making the person or group at issue an “acquiring person”):
•	the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has acquired, subject to certain exceptions, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	the close of business on the 15th day following the first public announcement relating to a tender or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding shares of our common stock (or such later date as may be determined by our board of directors before a person or a group of affiliated or associated persons becomes an acquiring person).
     The rights are not exercisable until the distribution date. They will expire on August 10, 2010, unless extended, redeemed or exchanged in accordance with the rights agreement. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder including, without limitation, the right to vote or to receive dividends.
     Upon the occurrence of any of the foregoing events, each holder of a right (other than rights beneficially owned by an acquiring person, which will thereafter be void) will have the right to receive upon exercise of the right, at an exercise price equal to ten times the purchase price multiplied by the number of one-tenths of a share of common stock subject to the right immediately before the person or group became an acquiring person (the “adjusted exercise price”), a number of shares of our common stock having a market value of two times the adjusted exercise price of the right, subject to certain possible adjustments.
     If, on or after the distribution date or within 15 days prior thereto:

•	we are acquired in a merger or other business-combination transaction; or

•	50% or more of the assets or earning power of our company and our subsidiaries (taken as a whole) are sold in one or a series of related transactions, then each holder of a right (other than rights that have become void) will have the right to receive, upon exercise of the right at its adjusted exercise price, a number of common shares of the acquiring person (or in certain cases, one of its affiliates) having a market value of two times the adjusted exercise price of the right.
     At any time after a person or group becomes an acquiring person and before the acquisition of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights that have become void), in whole or in part, for shares of our common stock or equivalent securities at an exchange ratio per right equal to the adjusted exercise price of a right immediately after the person or group becomes an acquiring person divided by the current per share market price of a share of our common stock, subject to adjustment.
     The rights are redeemable at a price of $0.001 per right, subject to adjustment, at any time before a person has become an acquiring person. In certain events specified in the rights agreement, we are permitted temporarily to suspend the exercisability of the rights. Our board of directors may amend the terms of the rights, subject to certain limitations after the distribution date, without the consent of the holders of the rights.

DESCRIPTION OF SECURITIES WARRANTS
     This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.
     We may issue warrants for the purchase of debt securities or common stock. Securities warrants may be issued alone or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.
     We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We will file the form of warrant agreement for debt securities, including the form of warrant, and the form of warrant agreement for common stock, including the form of warrant, with the SEC either as an exhibit to an amendment to the registration statement of which this prospectus is a part, or as an exhibit to a current report on Form 8-K. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.
General
     If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:
•	the offering price;

•	the currencies in which the securities warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

•	the designation and terms of any series of debt securities with which the securities warrants are being offered and the number of securities warrants offered with each debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	whether the securities warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the securities warrants.
Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

     If securities warrants for the purchase of common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:
•	the offering price;

•	the total number of shares that can be purchased if a holder of the securities warrants exercises them;

•	the designation and terms of the series of debt securities with which the securities warrants are being offered and the number of securities warrants being offered with each debt security;

•	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities;

•	the number of shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the common stock may be purchased upon each exercise;

•	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

•	any special United States federal income tax consequences; and

•	any other terms of the securities warrants.
Securities warrants for the purchase of common stock will be in registered form only.
     A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.
     Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying common stock, including any right to receive dividends or to exercise any voting rights.
Exercise of Securities Warrants
     Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.
     A holder of securities warrants may exercise them by following the general procedure outlined below:
•	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

•	delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

     If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.
Amendments and Supplements to Securities Warrant Agreements
     We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the shareholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.
     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
     Holders of common stock warrants may have additional rights under the following circumstances:
•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.
If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of the debt securities and common stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of securities warrants offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax consequences described below.
     This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the debt securities and common stock. This summary addresses only debt securities purchased at initial issuance and shares of common stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:
•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•	persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.
In addition, with respect to a particular offering of debt securities or shares of common stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities or common stock.

     As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).
     A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
     If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common stock by the partnership.
     THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES AND COMMON STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES OR COMMON STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.
U.S. Federal Income Taxation of U.S. Holders
     Debt Securities
     Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
     Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.
     The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

     For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.
     The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.
     The adjusted issue price of OID debt securities at the start of any accrual period is equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by any prior payments with respect to the OID debt securities that were not qualified stated interest payments. The following rules apply to determine the amount of OID allocable to an accrual period:
•	if an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval is allocated on a pro rata basis to each accrual period in the interval and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the beginning of the first day of the accrual period but is not payable until the end of the interval;

•	if the accrual period is the final accrual period, the amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the debt security at the beginning of the final accrual period; and

•	if all accrual periods are of equal length, except for an initial shorter accrual period or an initial and a final shorter accrual period, the amount of OID allocable to the initial accrual period may be computed under any reasonable method.
     Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.
     Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.
     We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than corporations and other exempt holders.
     Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
     A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.
     An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The Treasury regulations also provide that if debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.
     If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

     For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.
     Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.
     Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and any cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except with respect to gain or loss attributable to changes in exchange rates, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.
     Common Stock
     Distributions. A distribution paid by us in respect of common stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common stock, such distributions generally will be taxable as capital gain realized in respect of the common stock.

     Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, with a maximum rate of 15%, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common stock to qualify as dividends for U.S. federal income tax purposes.
     U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced 15% tax rate on qualified dividend income, as described above. Prospective investors in common stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common stock.
     Sale or Other Taxable Dispositions of Common Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common stock at the time of the disposition. Any such capital gain will be long-term capital gain if the common stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law (presently effective for taxable years beginning before January 1, 2011), certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.
     Redemptions of Common Stock. A redemption of shares of common stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the common stock that is redeemed. If a redemption of shares of common stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.”
     A redemption will be treated as a sale or exchange if it (i) results in a complete termination of a U.S. Holder’s interest in us, (ii) is “substantially disproportionate” with respect to a U.S. Holder, or (iii) is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of common stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules, as well as shares actually owned by such U.S. Holder, must be taken into account. A redemption of shares of common stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common stock following the redemption, or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common stock, the redemption has the effect of decreasing such ownership percentage and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.
     If a redemption of shares of common stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. In such case, a U.S. Holder’s adjusted tax basis in the redeemed shares of common stock generally will be transferred to any remaining shares of common stock held by such U.S. Holder immediately after the redemption. If a U.S. Holder does not own any of other shares of common stock immediately after the redemption, such tax basis may, under certain circumstances, be transferred to shares of common stock held by a person related to such U.S. Holder, or the tax basis may be entirely lost.
     Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common stock in their particular circumstances.
U.S. Federal Income Taxation of Non-U.S. Holders
     Debt Securities
     Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:
     (a) payments of principal, interest (including OID, if any) and premium on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax, provided that:
•	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•	the interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if a tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

•	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below; and
     (b) a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:
•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).
     The certification requirement referred to in subparagraph (a) above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, and (ii) the beneficial owner files IRS Form W-8BEN or other successor form with the paying agent, or in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of it trade or business, such financial institution files with the paying agent a statement that it has received the IRS Form W-8EBN or other successor form from the beneficial owner and furnishes the paying agent with a copy. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.
     If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and if premium (if any) or interest (including OID) on the debt securities, or gain realized on its sale, retirement or other taxable disposition of the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above. In lieu of the certificates described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the paying agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from withholding tax. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.
     Common Stock
     Distributions. Except as described below, dividends paid to a Non-U.S. Holder in respect of common stock generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty. In order to claim the benefits of an applicable tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (for example, IRS Form W-8BEN or other applicable form) and other requirements prior to the distribution date. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
     Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (for example, IRS Form W-8ECI or applicable successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.
     Sale or Other Taxable Disposition of Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common stock unless (i) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five-year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.
     Gain from the disposition of shares by a Non-U.S. Holder that is effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable tax treaty) with respect to any effectively connected gain from the disposition of shares, subject to certain adjustments. As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock—Redemptions of Common Stock,” the

proceeds received from a redemption of shares of common stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.
Backup Withholding and Information Reporting
     U.S. Holders. In general, a U.S. Holder (other than corporations and other exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium, and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition before maturity of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common stock. In addition, such a U.S. Holder may be subject to backup withholding (currently at a 28% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.
     Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID) on the debt securities, and dividends on the common stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate certification of non-U.S. status (i.e., IRS Form W-8BEN or other applicable IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

PLAN OF DISTRIBUTION
     We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.
     Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
     The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
     We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.
     If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.
     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.
     In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

     Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
     These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
LEGAL OPINIONS
     Faegre & Benson LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
     The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K, and the effectiveness of Hutchinson Technology Incorporated’s internal control over financial reporting incorporated in this prospectus by reference from Item 9 of the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$17,825
Legal Fees and Expenses*	200,000
Trustee Fees and Expenses*	25,000
Accounting Fees and Expenses*	50,000
Blue Sky and Legal Investment Fees and Expenses*	10,000
Printing and Engraving Fees*	50,000
Listing Fees*	100,000
Miscellaneous*	15,000

Total*	$467,825

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3 requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.
     Pursuant to the terms of underwriting agreements executed in connection with offerings of securities pursuant to this Registration Statement, the directors and officers of the Registrant will be indemnified against certain civil liabilities that they may incur under the Securities Act of 1933 in connection with this Registration Statement and the related prospectus and applicable prospectus supplement.
     The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

ITEM 16. EXHIBITS
     The following Exhibits are filed as part of this Registration Statement:
1(a)	Form of Underwriting Agreement for Debt Securities.*

1(b)	Form of Underwriting Agreement for Common Stock.*

1(c)	Form of Underwriting Agreement for Securities Warrants.*

4(a)	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002).

4(b)	Restated By-Laws of Registrant, as amended December 3, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed December 9, 2008).

4(c)	Share Rights Agreement dated as of July 19, 2000 between Registrant and Wells Fargo Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to Registrant’s Registration Statement on Form 8-A, dated July 24, 2000).

4(d)	Form of Senior Indenture.**

4(e)	Form of Subordinated Indenture.**

4(f)	Form of Senior Note.**

4(g)	Form of Subordinated Note.

4(h)	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(j) to Registrant’s Registration Statement on Form S-3, dated January 19, 2006).

4(i)	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate.*

4(j)	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate.*

5(a)	Opinion of Faegre & Benson LLP.**

12(a)	Computation of ratio of earnings to fixed charges.**

23(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5(a)).**

23(b)	Consent of Independent Registered Public Accounting Firm.

24(a)	Powers of Attorney.**

25(a)	Statement of Eligibility of Senior Trustee.***

25(b)	Statement of Eligibility of Subordinated Trustee.***

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

**	Previously filed.

***	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hutchinson, state of Minnesota, on June 7, 2010.

HUTCHINSON TECHNOLOGY INCORPORATED
By:	/s/ Steven L. Polacek
Steven L. Polacek
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed on June 7, 2010 by the following persons in the capacities with Hutchinson Technology Incorporated indicated:

/s/ Wayne M. Fortun Wayne M. Fortun	President and Chief Executive Officer (Principal Executive Officer)

/s/ Steven L. Polacek Steven L. Polacek	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Mark A. Augusti *
W. Thomas Brunberg *
Jeffrey W. Green *
Gary D. Henley *
Russell Huffer *
William T. Monahan *
Richard B. Solum *
Thomas R. VerHage *

*	Wayne M. Fortun, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Wayne M. Fortun
Wayne M. Fortun
Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Form of Filing
1(a)	Form of Underwriting Agreement for Debt Securities.*

1(b)	Form of Underwriting Agreement for Common Stock.*

1(c)	Form of Underwriting Agreement for Securities Warrants.*

4(a)	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2002).

4(b)	Restated By-Laws of Registrant, as amended December 3, 2008 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed December 9, 2008).

4(c)	Share Rights Agreement dated as of July 19, 2000 between Registrant and Wells Fargo Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to Registrant’s Registration Statement on Form 8-A, dated July 24, 2000).

4(d)	Form of Senior Indenture.**

4(e)	Form of Subordinated Indenture.**

4(f)	Form of Senior Note.**

4(g)	Form of Subordinated Note.**

4(h)	Form of Common Stock Certificate (incorporated by reference to Exhibit 4(j) to Registrant’s Registration Statement on Form S-3, dated January 19, 2006).

4(i)	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate.*

4(j)	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate.*

5(a)	Opinion of Faegre & Benson LLP.**

12(a)	Computation of ratio of earnings to fixed charges.**

23(a)	Consent of Faegre & Benson LLP (included as part of Exhibit 5(a)).**

23(b)	Consent of Independent Registered Public Accounting Firm.	Electronic Transmission

24(a)	Powers of Attorney.**

25(a)	Statement of Eligibility of Senior Trustee.***

25(b)	Statement of Eligibility of Subordinated Trustee.***

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by a post-effective amendment to this Registration Statement.

**	Previously filed.

***	To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.